SLR Consulting (Canada) Ltd
55 University Avenue, Suite 501,Toronto, ON M5J 2H7

EXHIBIT 23.7

CONSENT OF ROBERT L. MICHAUD

The undersigned hereby consents to:

(i) the filing of the written disclosure regarding the “Technical Report on the Roca Honda Project, McKinley County, State of New Mexico, U.S.A.” dated October 27, 2016 (the “Technical Disclosure”), contained in the Annual Report on Form 10-K for the period ended December 31, 2020 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii) the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-3 Registration Statements (File Nos. 333-253666, 333-226878 and 333-228158), and any amendments thereto (the “S-3s”);

(iii) the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900 and 333-226654), and any amendments thereto (the “S-8s”); and

(iv) the use of my name in the 10-K, the S-3s, and the S-8s.

(Signed) Robert L. Michaud

Robert L. Michaud, P.Eng.

Date: March 22, 2021